EXHIBIT 4.5

MARCHEX, INC.

AND

NATIONAL SECURITIES CORPORATION

FORM OF REPRESENTATIVE’S

WARRANT AGREEMENT

DATED AS OF                     , 2004

REPRESENTATIVE’S WARRANT AGREEMENT dated as of                     , 2004 between MARCHEX, INC., a Delaware corporation (the “Company”) and NATIONAL SECURITIES CORPORATION (“National” or the “Representative”).

W I T N E S S E T H:

WHEREAS, Representative has agreed pursuant to the underwriting agreement (the “Underwriting Agreement”) dated as of the date hereof between the Company and Representative, to act as the underwriter in connection with the Company’s proposed public offering (the “Public Offering”) of an aggregate of 4,000,000 shares of the Company’s Class B common stock, par value $.01 per share (the “Common Stock”) at an initial public offering price of [            ] per share of Common Stock, plus up to an additional 600,000 shares of Common Stock pursuant to the Representative’s over-allotment option; and

WHEREAS, the Company proposes to issue warrants (the “Warrants”) to Representative to purchase up to an aggregate of three percent (3%) of the shares of Common Stock offered to the public through the Public Offering, excluding any over-allotments; and

WHEREAS, the Warrants issued pursuant to this Agreement are being issued by the Company to Representative, for its own account or for the account of Representative’s designee (limited to officers, directors and employees of Representative, individually, “Representative’s Designee” and collectively, “Representative’s Designees”) on the First Closing Date (as such term is defined in the Underwriting Agreement) in consideration for, and as part of Representative ‘s compensation in connection with, Representative acting as the representative pursuant to the Underwriting Agreement;

NOW, THEREFORE, in consideration of the foregoing premises, the payment by the Representative to the Company of an aggregate one hundred dollars ($100.00), the agreements herein set forth and other good and valuable consideration, hereby acknowledged, the parties hereto agree as follows:

1. Grant. Upon the successful closing of the Public Offering and the fulfillment of the terms of the Underwriting Agreement by the Representative, the Representative and/or the Representative’s Designee (together, the “Holders” and each a “Holder”) is hereby granted the right to purchase, at any time from                     , 2005 (one (1) year from the First Closing Date (as such term is defined in the Underwriting Agreement) (the “Initial Exercise Date”) until 5:30 P.M., New York time, on                     , 2009 (five (5) years from the First Closing Date (as such term is defined in the Underwriting Agreement) of the registration statement and any supplement thereto, on Form SB-2, No. 333-111096) (the “Expiration Date”), up to an aggregate of 120,000 shares of Class B Common Stock at an initial exercise price (subject to adjustment as provided in Section 8 hereof) (the “Shares”) of 130% of the Public Offering price per share (the “Initial Exercise Price”). Except as set forth herein, the shares of Class B Common Stock issuable upon exercise of the Warrants are in all respects identical to the shares of Class B Common Stock being purchased by the Underwriters for resale to the public pursuant to the terms and provisions of the Underwriting Agreement.

2. Warrant Certificates. The warrant certificates (the “Warrant Certificates”) delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement. This Warrant shall not entitle its Holder to any rights as a stockholder of the Company prior to the exercise of this Warrant.

3. Exercise of Warrant.

3.1 Method of Exercise. The Warrants initially are exercisable commencing on the Initial Exercise Date at the Initial Exercise Price (subject to adjustment as provided in Section 8 hereof) set forth in Section 6 hereof payable by certified or official bank check in New York Clearing House funds, subject to adjustment as provided in Section 8 hereof. Upon surrender of a Warrant Certificate with a Form of Election to Purchase duly executed (substantially in the form of Annex A to the Warrant Certificate), together with payment of the Exercise Price (as hereinafter defined) for the shares of Class B Common Stock purchased at the Company’s principal executive offices in Seattle, Washington (presently located at 2101 Fourth Avenue, Suite 1980, Seattle, Washington 98121) the registered holder of a Warrant Certificate shall be entitled to receive a certificate or certificates for the shares of Class B Common Stock so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of the Class B Common Stock). The Warrants may be exercised to purchase all or part of the shares of Class B Common Stock. In the case of the purchase of less than all the shares of Class B Common Stock under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the shares of Class B Common Stock purchasable thereunder.

3.2 Exercise by Surrender of Warrant. In addition to the method of payment set forth in Section 3.1 and in lieu of any cash payment required thereunder, the Holder(s) shall have the right, at any time and from time to time prior to the Expiration Date, to exercise the Warrants in full or in part by surrendering the Warrant Certificate(s) representing a certain number of additional Warrants as payment of the aggregate Exercise Price for the shares of Common Stock being acquired upon exercise of the Warrants. The Warrants are exercisable pursuant to this Section 3.2 by surrender of the Warrant Certificate(s) with a Form of Election to Purchase duly executed (substantially in the form of Annex B to the Warrant Certificate) and surrender of a certain number of Warrants in addition to those being exercised. The number of additional Warrants to be surrendered in payment of the aggregate Exercise Price for the Warrants being exercised shall be determined by multiplying the number of Warrants to be exercised by the Exercise Price, and then dividing the product thereof by an amount equal to the Market Price (as defined below). Solely for the purposes of this paragraph, Market Price shall be calculated either (i) on the date on which the Form of Election to Purchase attached hereto is deemed to have been sent to the Company pursuant to Section 13 hereof (“Notice Date”) or (ii) as the average of the Market Prices for each of the three (3) trading days preceding the Notice Date, whichever of (i) or (ii) is greater.

3.3 Definition of Market Price. As used herein, the phrase “Market Price” at any date shall be deemed to be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Class B Common Stock is listed or admitted to trading or by the Nasdaq National Market (“Nasdaq National Market”) or by the National Association of Securities Dealers Automated Quotation System (“Nasdaq”), or, if the Class B Common Stock is not listed or admitted to trading on any national securities exchange or quoted by Nasdaq, the average closing bid price as furnished by the National Association of Securities Dealers, Inc. (“NASD”) through Nasdaq or similar organization if Nasdaq is no longer reporting such information, or if the Class B Common Stock is not quoted on Nasdaq, as determined in good faith by resolution of the members of the Board of Directors of the Company, based on the best information available to it.

4. Issuance of Certificates. Upon the exercise of the Warrants, the issuance of certificates for shares of Class B Common Stock shall be made promptly (and in any event within five (5) business days thereafter) without charge to the Holder thereof including, without limitation, any stock transfer or similar tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

The Warrant Certificates and the certificates representing the shares of Class B Common Stock issued upon exercise thereof shall be executed on behalf of the Company by the manual or facsimile signature of the then Chairman of the Board of Directors or President of the Company, attested to by the manual or facsimile signature of the then Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer. Certificates representing the shares of Class B Common Stock shall be dated as of the Notice Date (regardless of when executed or delivered).

5. Restriction on Transfer of Warrants. The Holder of a Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof, and that the Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, pursuant to NASD Corporate Financing Rule 2710 (currently a period of one (1) year from the date hereof), except to Representative’s Designees (each of which is hereinafter referred to as a “Transferee”), in which case such Transferee shall be entitled to receive a replacement Warrant Certificate in accordance with Section 9 hereof upon presentment of a properly executed Form of Assignment in the form set forth on Annex C to the Warrant Certificate attached hereto and made a part hereof. The Holder of a Warrant Certificate, by its acceptance thereof, further covenants and agrees that this Warrant and the Shares which may be issued upon exercise hereof are being acquired for investment, that the Holder has no present intention to resell or otherwise dispose of all or any part of this Warrant or any Shares, and that the Holder will not offer, sell or otherwise dispose of all or any part of this Warrant or any Shares except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the “Act”). If the Company conducts any registered offering, the Holder of the Warrant or any Shares shall not, without the prior written consent of the Company and the managing underwriter, if any, in such offering: (i) sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of the Warrant or any of the Shares; (ii) sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of any right to purchase the Warrant or any of the Shares; or (iii) sell or grant, or agree to sell or grant, options, rights or warrants with respect to the Warrant or any of the Shares. Such restrictions shall be effective for a period of time equal to the period during which the managing underwriter imposes such transfer restrictions on the Company’s officers and directors; provided, that in no event shall the restricted period applicable to a Holder of this Warrant or Shares exceed one hundred eighty (180) days after effectiveness of the Company’s registration statement filed with the United Stated Securities and Exchange Commission (the “Commission”) with respect to such offering.

In connection with the transfer or exercise of Warrants, the Transferee and Holder agree to execute any documents which may be reasonably required by counsel to the Company to comply with the provisions of the Act and applicable state securities laws.

6. Exercise Price.

6.1 Initial and Adjusted Exercise Price. Except as otherwise provided in Section 8 hereof, the initial exercise price of each Warrant shall be the Initial Exercise Price. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 hereof.

6.2 Exercise Price. The term “Exercise Price” herein shall mean the Initial Exercise Price or the adjusted exercise price, depending upon the context or unless otherwise specified.

7. Registration Rights.

7.1 Registration under the Securities Act of 1933. The Warrants and the shares of Class B Common Stock issuable upon exercise of the Warrants (collectively, the “Warrant Securities”) have not been registered under the Act and the certificates representing the Warrant Securities or any other evidence thereof shall bear the following legends:

The warrant represented by this certificate and the other securities issued upon exercise thereof may not be offered or sold except pursuant to (i) an effective registration statement under the Securities Act of 1933 (the “Act”), (ii) to the extent applicable, Rule 144 under such Act (or any similar rule under such Act relating to the disposition of securities), or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available.

7.2 Piggyback Registration. If, at any time commencing on the Initial Exercise Date and expiring on the Expiration Date, the Company proposes to register any of its securities under the Act (other than in connection with a merger or pursuant to Form S-4 or Form S-8 or successor form thereto) it will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement, to the Holders of the Warrant Securities of its intention to do so; provided, however, in accordance with the NASD rules and regulations, in no event shall the right contained in this Section 7.2 continue for more than seven (7) years from the date hereof. If any of the Holders of the Warrant Securities notify the Company within twenty (20) days after mailing of any such notice of its or their desire to include any such securities in such proposed registration statement, the Company shall afford such Holders of the Warrant Securities the opportunity to have any such Warrant Securities registered under such registration statement. In the event that the managing underwriter for said offering advises the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without causing a diminution in the offering price or otherwise adversely affecting the offering, the Company will include in such registration (a) FIRST, the securities the Company proposes to sell, (b) SECOND, any securities held by parties with registration rights granted by the Company prior to the date hereof, (c) THIRD, the Warrant Securities requested to be included in such registration which in the opinion of such underwriter can be sold, PRO RATA among the Holders of Warrant Securities on the basis of the number of Representative’s Warrant Securities requested to be registered by such Holders, and (d) FOURTH, other securities requested to be included in such registration.

Notwithstanding the provisions of this Section 7.2, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7.2 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement or to withdraw the same after the filing but prior to the effective date thereof.

7.3 Covenants of the Company with respect to Registration.

In connection with any registration under Section 7.2 hereof, the Company covenants and agrees as follows:

(a) The Company shall pay all costs (excluding fees and expenses of Holder(s)’ counsel and any underwriting or selling commissions), fees and expenses in connection with all registration statements filed pursuant to Section 7.2 including, without limitation, the Company’s legal and accounting fees, printing expenses, blue sky fees and expenses.

(b) The Company will take all necessary action which may be required in qualifying or registering the Warrant Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

(c) The Company shall indemnify the Holder(s) of the Warrant Securities to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify each of the Underwriters contained in Section 6 of the Underwriting Agreement and to provide for just and equitable contribution as set forth in Section 6 of the Underwriting Agreement.

(d) The Holder(s) of the Warrant Securities to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 6 of the Underwriting Agreement pursuant to which the Underwriters have agreed to indemnify the Company and to provide for just and equitable contribution as set forth in the Underwriting Agreement.

(e) Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise their Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

(f) The Company shall deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and to the managing underwriters, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the NASD.

7.4 Obligations of Holders. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 7 hereof that each of the selling Holders shall:

(a) Furnish to the Company such information regarding themselves, the Warrant Securities held by them, the intended method of sale or other disposition of such securities, the identity of and compensation to be paid to any underwriters proposed to be employed in connection with such sale or other disposition, and such other information as may reasonably be required to effect the registration of their Warrant Securities.

(b) Notify the Company, at any time when a prospectus relating to the Warrant Securities covered by a registration statement is required to be delivered un the Act, of the happening of any event with respect to such selling Holder as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

8. Adjustments to Exercise Price and Number of Securities.

8.1 Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Class B Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

8.2 Stock Dividends and Distributions. In case the Company shall at any time after the date hereof pay a dividend in, or make a distribution of, shares of Class B Common Stock or of the Company’s capital stock convertible into Class B Common Stock, the Exercise Price shall forthwith be proportionately decreased. An adjustment made pursuant to this Section 8.2 shall be made as of the record date for the subject stock dividend or distribution.

8.3 Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 8, the number of Class B Common Stock issuable upon the exercise at the adjusted exercise price of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Class B Common Stock issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

8.4 Definition of Class B Common Stock. For the purpose of this Agreement, the term “Class B Common Stock” shall mean (i) the class of stock designated as Class B Common Stock in the Certificate of Incorporation of the Company as amended to date, or (ii) any other class of stock resulting from successive changes or reclassifications of such Class B Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

8.5 Merger or Consolidation. In case after the date hereof of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Class B Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of securities of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in this Section 8. The above provision of this subsection shall similarly apply to successive consolidations or mergers.

8.6 No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made if the amount of said adjustment shall be less than two cents (2) per Warrant Security, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two cents ($.02) per Warrant Security.

9. Exchange and Replacement of Warrant Certificates.

9.1 Exchange. Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.

9.2 Replacement. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

10. Limitation of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Class B Common Stock upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Class B Common Stock or other securities, properties or rights.

11. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Class B Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Class B Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Class B Common Stock issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder.

12. Notices to Warrant Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

(a) the Company shall take a record of the holders of its shares of Class B Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings or capital surplus (in accordance with applicable law), as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

(b) the Company shall offer to all the holders of its Class B Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

(c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

13. Notices.

All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, or mailed by registered or certified mail, return receipt requested or by Federal Express or other recognized overnight courier:

(a) If to the registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

(b) If to the Company, to the address set forth in Section 3 hereof or to such other address as the Company may designate by notice to the Holders.

14. Supplements and Amendments. The Company and the Representative may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates (other than the Representative) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Representative may deem necessary or desirable and which the Company and the Representative deem shall not adversely affect the interests of the Holders of Warrant Certificates.

15. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder. Neither the Warrants or the Shares may be sold, transferred, assigned or hypothecated for a period of one (1) year from the date of this Warrant Agreement, except to Transferees.

16. Termination. This Agreement shall terminate at 5:30 P.M., New York time, on             , 2009. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised.

17. Governing Law; Submission to Jurisdiction. This Agreement and each Warrant Certificate issued hereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Washington without giving effect to the choice of law principles thereof. Each party hereby consents to the personal jurisdiction of the State of Washington, acknowledges that venue is proper in any state or Federal court in the State of Washington, agrees that any action related to this Agreement must be brought in a state or Federal court in the State of Washington and waives any objection that may exist, now or in the future, with respect to any of the foregoing. Each party (or their respective stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. In the event of litigation between the parties arising hereunder, the prevailing party shall be entitled to costs and reasonable attorney’s fees.

18. Entire Agreement; Modification. This Agreement (including the Underwriting Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

19. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

20. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

21. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Representative and any other registered Holder(s) of the Warrant Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole benefit of the Company and the Representative and any other registered Holders of Warrant Securities.

22. No Limitation on Corporate Action. No provisions of the Warrant and no right or option granted or conferred hereunder shall in any way limit, affect, or abridge the exercise by the Company of any of its corporate rights or powers to recapitalize, amend its certificate of incorporation, reorganize or merge with or into another corporation, or to transfer all or any part of its property or assets, or the exercise of any other of its corporate rights and powers, provided such rights or powers as exercised are not inconsistent with any other provision of this Agreement.

23. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as an instrument under seal, as of the day and year first above written.

MARCHEX, INC.

By:

Name: Russell C. Horowitz
Title: Chief Executive Officer

Attest:

Name: Ethan A. Caldwell
Title: Secretary

NATIONAL SECURITIES CORPORATION

By:

Name:
Title:

EXHIBIT A

FORM OF WARRANT CERTIFICATE

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

EXERCISABLE ON OR BEFORE

5:30 P.M., NEW YORK TIME,             , 2009

No. W-	Warrants to Purchase
[ ] shares of Class B
Common Stock

WARRANT CERTIFICATE

This Warrant Certificate certifies that [NATIONAL SECURITIES CORPORATION], or registered assigns, is the registered holder of Warrants to purchase at any time from             , 2005 until 5:30 p.m. New York time on             , 2009 (“Expiration Date”), up to [            ] fully-paid and non-assessable shares of Class B Common Stock, $0.01 par value (“Class B Common Stock”), of MARCHEX, INC., a Delaware corporation (the “Company”), and [at the initial exercise price, subject to adjustment in certain events (the “Exercise Price”), of $             per share] of Class B Common Stock upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the warrant agreement dated as of             , 2004 between the Company and NATIONAL SECURITIES CORPORATION (the “Warrant Agreement”). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company or by surrender of this Warrant Certificate.

No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants.

The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company’s securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

Neither the Warrants or the Shares may be sold, transferred, assigned or hypothecated pursuant to NASD Corporate Financing Rule 2710 (currently a period of one year from the date of this Warrant Certificate), except to one or more Designees.

All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of             , 2004

MARCHEX, INC.

By:

Name: Russell C. Horowitz
Title: Chief Executive Officer

Attest:

Name: Ethan A. Caldwell
Title: Secretary

Annex A to Warrant Certificate

FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.1

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase:

             shares of Class B Common Stock;

and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of Marchex, Inc. in the amount of $            , all in accordance with the terms of Section 3.1 of the Representative’s Warrant Agreement dated as of             , 2004 between Marchex, Inc. and National Securities Corporation. The undersigned requests that a certificate for such securities be registered in the name of              whose address is              and that such Certificate be delivered to              whose address is             .

Dated:

Signature:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

Annex B to Warrant Certificate

FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.2

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase:

             shares of Class B Common Stock;

and herewith tenders in payment for such securities              Warrants all in accordance with the terms of Section 3.2 of the Representative’s Warrant Agreement dated as of             , 2004 between Marchex, Inc. and National Securities Corporation. The undersigned requests that a certificate for such securities be registered in the name of              whose address is              and that such Certificate be delivered to              whose address is             .

Dated:

Signature:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

(Insert Social Security or Other Identifying Number of Holder)

Annex C to Warrant Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Warrant Certificate to Representative’s Designee.)

FOR VALUE RECEIVED              hereby sells, assigns and transfers unto

____________________________________________________________________________________________

(Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint              Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:

Signature:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

(Insert Social Security or Other Identifying Number of Holder)